EXHIBIT 99.3

Pro forma Financial Information


On April 20, 1998, Diamond Home Services, Inc. (the "Company" or "DHMS") consummated the purchase of all the outstanding voting shares (the "Shares") in the capital of Reeves Southeastern Corporation ("Reeves") for an aggregate consideration of $41,700,000 consisting of: 1) $30,000,000 cash at closing; 2) $3,700,000 non-interest bearing notes payable in installments through June 2000; and, 3) $8,000,000 in 7% notes payable (to be paid into an escrow account for future possible environmental expenses, as defined) in installments through June 2005 (the "Acquisition"). The Unaudited Pro Forma Condensed Balance Sheet and Unaudited Pro Forma Condensed Statement of Operations presented below have been prepared from the historical financial statements of the Company and Reeves.



The Unaudited Pro Forma Condensed Balance Sheet reflects the balance sheet of the Company as of December 31, 1997 and of Reeves as of October 31, 1997. The Unaudited Pro Forma Condensed Statement of Operations reflects the operations of the Company for the year ended December 31, 1997 and the operations of Reeves for the fiscal year ended October 31, 1997.

The unaudited pro forma condensed consolidated financial information gives effect to accounting for the Acquisition as a purchase, in accordance with Accounting Principles Board Opinion No. 16. The Unaudited Pro Forma Condensed Statement of Operations below has been prepared as if the Acquisition had occurred at the beginning of fiscal year 1997. The Unaudited Pro Forma Condensed Balance Sheet as of December 31, 1997 has been prepared as if the Acquisition had occurred on December 31, 1997.

The pro forma adjustments are based on currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the accompanying notes, as well as the historical consolidated financial information for the Company and Reeves, including the notes thereto.

The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or the results which actually would have been attained if the Acquisition had been consummated on the dates indicated above, nor does it purport to indicate or suggest what the financial position and/or results of the operations of the Company will be for any future period.


                                              DIAMOND HOME SERVICES, INC. AND SUBSIDIARIES
                                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                            ($ in thousands)
                                                                    DHMS         Reeves
                                                                  Audited       Audited                             Pro Forma
                                                                   as of         as of          Pro Forma           Unaudited
                                                                  12/31/97      10/31/97       Adjustments         Consolidated


                     Assets
                     Current assets:
                          Cash and cash equivalents                 $9,966         $1,041          $(5,000)   (1)        $6,007
                          Accounts receivable                        6,630         13,831                --              20,461
                          Inventory                                     --         13,314               667   (2)        13,981
                          Refundable income taxes                      986             --                --                 986
                          Prepaids and other current assets          1,959            580               100   (3)         2,639
                          Deferred income taxes                        872             --                --                 872
                     Total current assets                           20,413         28,765           (4,233)              44,946

                     Finance company accounts receivable             8,758             --                --               8,758

                     Net property and equipment                      5,546          5,678             5,100   (4)        16,324
                     Intangible assets, net                         16,514             --            22,053   (5)        35,867

                     Deferred income taxes                           1,892             --                --               1,892
                     Other                                           3,466          3,860             1,040   (6)         8,366
                     Total assets                                  $56,589        $38,303           $23,960            $118,852

                     Liabilities and Common Stockholders'
                     Equity
                     Current liabilities:
                          Current portion of long-term debt       $      -         $1,804            $5,331   (7)        $7,135
                          Due to bank                                2,050          6,739           (6,739)   (7)         2,050
                          Accounts payable and accrued              10,070          9,282             4,880   (8)        24,232
                          Deferred revenue                              --            712                --                 712
                          Due to stockholders                          554             --                --                 554
                     Total current liabilities                      12,674         18,537             3,472              34,683
                     Long-term liabilities:
                          Long-term debt                                --          1,356            37,808   (7)         39,164
                          Warranty and retention                     9,161             --                --               9,161
                          Deferred income taxes                         --            539               551   (9)         1,090
                          Due to stockholders                          544             --                --                 544
                     Total long-term liabilities                     9,705          1,895            38,659              49,959
                     Common stockholders' equity                    34,210         17,871          (17,871)   (10)       34,210
                     Total liabilities and common
                     stockholders'                                 $56,589        $38,303           $23,960            $118,852
                          equity

(1)  Reflects cash used in Acquisition.
(2) Reflects the elimination of LIFO reserves and the adjustments of inventory to estimated fair value less cost of disposal.
(3) Reflects current portion of new deferred loan costs ($150,000) less write-off of "old" deferred loan costs ($50,000).
(4) Reflects the write-up of land ($1,100,000), buildings ($2,500,000), and manufacturing machinery and equipment ($1,500,000) to estimated fair market value.
(5) Reflects the excess (goodwill) value of purchase price (including acquisition expenses of $750,000) over net assets acquired.
(6) Reflects the write-up of investment in joint venture ($140,000) and net write-up of non operating assets held for sale ($300,000) to estimated fair value and the long-term portion of new deferred loan costs ($600,000).
(7) Reflects the financing of the Acquisition and refinancing of Reeves debt with the new $45 million Credit Facility.
(8) Reflects certain liabilities and obligations assumed with the Acquisition and estimated Acquisition expenses, as follows ($ in thousands):


                                  Environmental                       $2,100
                                  Pension Plan and Benefits            1,125
                                  Taxes                                  155
                                  Acquisition Expenses                   750
                                  Credit Facility Expenses               750
                                                                      $4,880

(1) Reflects net deferred income taxes related to the write-up of the net assets acquired utilizing an estimated marginal income tax rate of 40%.
(2) Reflects the elimination of Reeves equity accounts (including ESOP guarantee).





                  DIAMOND HOME SERVICES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                ($ in thousands)
                                                                    DHMS         Reeves
                                                                  Audited       Audited                             Pro Forma
                                                                   as of         as of           Pro Forma          Unaudited
                                                                  12/31/97      10/31/97        Adjustments        Consolidated

                     Net sales                                    $161,109       $122,312         $       --           $283,421
                     Cost of sales                                  90,633         94,423                340  (1)       185,396
                     Gross profit                                   70,476         27,889              (340)             98,025
                     Operating expenses:
                          Selling, general and administrative       66,619         23,489  *         (1,449)  (2)        88,659
                          Amortization of intangibles                  595            482                550  (3)         1,627
                       Total operating expenses                     67,214         23,971              (899)             90,286

                     Operating income (loss)                         3,262          3,918                559              7,739
                     Other expense (income):
                          Interest expense                              --          1,107              2,919  (4)         4,026
                          Interest income, net                       (725)          (508)                260  (5)         (973)
                                                                     (725)            599              3,179              3,053

                     Income before taxes                             3,987          3,319            (2,620)              4,686
                     Income tax provision                            1,683          1,338              (825)  (6)         2,196
                     Net income                                     $2,304         $1,981           $(1,795)             $2,490

                     Net income per share:
                          Basic                                                                                            $.28
                          Diluted                                                                                          $.28
                     Weighted average number of shares
                     outstanding:
                          Basic                                                                                           8,833
                          Diluted                                                                                         8,833

 (*)  Includes $736,000 of environmental expenses.


(1) Reflects additional depreciation expense related to write-up of fixed assets.
(2) Reflects elimination of compensation for prior management and directors, certain benefit plans, and non-recurring expenses such as an airplane (disposed of in May 1998), which will not continue following Acquisition.
(3)  Reflects the amortization of Acquisition goodwill over 40 years.
(4) Reflects additional interest expense related to Acquisition financing and different interest rate spreads related to the new credit facility.
(5) Reflects the reduction on interest income earned on $5,000,000 of cash used to fund part of the Acquisition.
(6) Reflects the tax effect of amortization of intangibles which is not deductible for income tax purposes related to the Acquisition and the tax effect of pro forma adjustments for depreciation, operating interest expenses and interest income on an estimated marginal income tax rate of 40%.